UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55903 (Commission File Number)	82-4270040 (I.R.S. Employer Identification No.)

3000 NW 109th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

Registrant’s telephone number, including area code: (860) 633-5565

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2022, Coastal Pride Seafood, LLC, a Florida limited liability company (“Coastal”) and a wholly-owned indirect subsidiary of Blue Star Foods Corp., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Gault Seafood, LLC, a South Carolina limited liability company (the “Seller”), and Robert J. Gault II, President of the Seller (“Gault”) pursuant to which Coastal acquired all of the Seller’s right, title and interest in and to assets relating to the Seller’s soft shell crab operations (the “Business”), including intellectual property, equipment, vehicles and other assets used in connection with the Business. Coastal did not assume any liabilities in connection with the acquisition. The purchase price for the assets consists of a cash payment in the amount of $359,250 and the issuance of 167,093 shares of common stock of the Company. Such shares are subject to a leak-out agreement (the “Leak Out Agreement”) pursuant to which the Seller may not sell or otherwise transfer the shares until February 3, 2023.

Coastal also entered into a consulting agreement (the “Consulting Agreement”) with Gault under the terms of which Gault will provide consulting services to the Purchaser at the rate of $100 per hour, however, the first 45 days of services will be provided at no cost. Gault also agreed not to compete with Coastal and its affiliates for a period of five years in any market in which Coastal is operating or is considering operating or solicit employees, consultants, customers or suppliers or in any way interfere with Coastal’s business relationships for a five-year period. Gault is also bound by customary confidentiality provisions. The Consulting Agreement may be terminated by either party upon five days written notice and by Coastal immediately for cause.

In connection with the asset acquisition, Coastal will lease certain space from Gault for $1,000 per month under a one-year lease agreement and will continue to operate the acquired business at such location in Beaufort, South Carolina unless a new facility is earlier completed.

The foregoing descriptions of the Purchase Agreement, the Consulting Agreement and the Leak-Out Agreement are not complete and are qualified in their entirety by reference to the full text of such Agreements, copies of which are attached hereto as Exhibits 10.61, 10.62 and 10.63, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of the 167,093 shares to the Seller is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering. At the time of their issuance, the shares were deemed to be restricted securities for purpose of the Securities Act and will bear restrictive legends to that effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.61	Asset Purchase Agreement, dated February 3, 2022, by and among Coastal Pride Seafood, LLC, Gault Seafood, LLC, and Robert J. Gault II
10.62	Consulting Agreement, dated February 3, 2022, between Coastal Pride Seafood, LLC, and Robert J. Gault II
10.63	Leak-Out Agreement, dated February 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: February 9, 2022	By:	/s/ John Keeler
	Name:	John Keeler
	Title:	Executive Chairman and Chief Executive Officer